UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

Voting Results.
At the 2014 Annual Meeting of Shareholders of Analog Devices, Inc. (the “Company”), held on March 12, 2014, the proposals listed below were submitted to a vote of our shareholders. The proposals are described in our definitive proxy statement for the Annual Meeting.

Proposal 1 – The election of ten nominees to our Board of Directors each for a term of one year.

The ten (10) nominees named in the definitive proxy statement were elected to serve as directors until the 2015 annual meeting. Information as to the vote on each director standing for election is provided below:

Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Ray Stata	258,218,520	1,027,025	266,458	17,229,639
Vincent T. Roche	258,496,743	727,594	287,666	17,229,639
Richard M. Beyer	258,678,595	383,372	450,036	17,229,639
James A. Champy	258,184,742	982,604	344,657	17,229,639
John C. Hodgson	258,784,028	390,660	337,315	17,229,639
Yves-Andre Istel	258,424,273	734,325	353,405	17,229,639
Neil Novich	258,122,772	1,043,842	345,389	17,229,639
F. Grant Saviers	257,639,273	1,556,113	316,617	17,229,639
Kenton J. Sicchitano	258,197,382	968,359	346,262	17,229,639
Lisa T. Su	258,859,136	356,038	296,829	17,229,639

Proposal 2 – The approval of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in our proxy statement.

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
249,629,544	8,766,308	1,116,151	17,229,639

Proposal 3 – The approval of our Amended and Restated 2006 Stock Incentive Plan.

The shareholders approved our Amended and Restated 2006 Stock Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
242,923,287	15,982,288	606,428	17,229,639

Proposal 4 – The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 1, 2014.

The shareholders ratified the Company’s selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending November 1, 2014. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining
274,145,583	2,170,791	425,268

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2014	ANALOG DEVICES, INC.
	By:	/s/ Margaret K. Seif
Margaret K. Seif
Vice President, General Counsel and Secretary